CSFB04-[AR5] [VI-A-2] - Price/Yield

Balance	$10,000,000.00	Delay	24	Formula	See Below*	WAC(1)	5	WAM(1)	358
Coupon	4.6217	Dated	5/1/2004	NET(1)	4.3417	WALA(1)	2
Settle	5/28/2004	First Payment	6/25/2004

*PAYS GROUP NET WAC PLUS [0.2800%] THROUGH MONTH 58, THEN NET WAC LESS [0.0850]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7500]% RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR – Call (Y)	20 CPR – Call (Y)	22 CPR – Call (Y)	25 CPR – Call (Y)	27 CPR – Call (Y)	30 CPR – Call (Y)	35 CPR – Call (Y)	40 CPR – Call (Y)	45 CPR – Call (Y)	50 CPR – Call (Y)	Slow Vector 1 10 CPR	Pricing Vector 2 25 CPR	Fast Vector 3 75 CPR

100-24	4.3062	4.2603	4.2404	4.2085	4.1857	4.1496	4.0831	3.9990	3.8975	3.7814	4.3637	4.2778	3.9905
100-25	4.2957	4.2485	4.2280	4.1951	4.1717	4.1345	4.0661	3.9795	3.8750	3.7556	4.3548	4.2664	3.9707
100-26	4.2852	4.2366	4.2155	4.1817	4.1577	4.1194	4.0491	3.9600	3.8525	3.7298	4.3460	4.2551	3.9509
100-27	4.2747	4.2248	4.2031	4.1684	4.1437	4.1043	4.0321	3.9405	3.8301	3.7040	4.3372	4.2438	3.9311
100-28	4.2642	4.2129	4.1907	4.1550	4.1296	4.0893	4.0151	3.9211	3.8077	3.6782	4.3284	4.2324	3.9114
100-29	4.2537	4.2011	4.1783	4.1417	4.1156	4.0742	3.9981	3.9016	3.7853	3.6524	4.3196	4.2211	3.8916
100-30	4.2432	4.1893	4.1659	4.1284	4.1016	4.0592	3.9811	3.8822	3.7629	3.6266	4.3108	4.2098	3.8718
100-31	4.2327	4.1775	4.1535	4.1151	4.0877	4.0441	3.9642	3.8628	3.7405	3.6009	4.3019	4.1984	3.8521
101-00	4.2223	4.1657	4.1411	4.1017	4.0737	4.0291	3.9472	3.8434	3.7182	3.5752	4.2931	4.1871	3.8324
101-01	4.2118	4.1539	4.1287	4.0884	4.0597	4.0141	3.9303	3.8240	3.6958	3.5495	4.2843	4.1758	3.8127
101-02	4.2013	4.1421	4.1164	4.0751	4.0457	3.9991	3.9133	3.8046	3.6735	3.5238	4.2756	4.1645	3.7929
101-03	4.1909	4.1303	4.1040	4.0618	4.0318	3.9841	3.8964	3.7852	3.6512	3.4981	4.2668	4.1532	3.7732
101-04	4.1804	4.1185	4.0916	4.0485	4.0178	3.9691	3.8795	3.7659	3.6289	3.4724	4.2580	4.1419	3.7535
101-05	4.1700	4.1067	4.0793	4.0352	4.0039	3.9541	3.8626	3.7465	3.6066	3.4468	4.2492	4.1306	3.7339
101-06	4.1595	4.0949	4.0669	4.0220	3.9900	3.9391	3.8457	3.7272	3.5843	3.4212	4.2404	4.1193	3.7142
101-07	4.1491	4.0832	4.0546	4.0087	3.9760	3.9241	3.8288	3.7079	3.5621	3.3955	4.2316	4.1080	3.6945
101-08	4.1386	4.0714	4.0422	3.9954	3.9621	3.9092	3.8119	3.6886	3.5398	3.3700	4.2229	4.0968	3.6748

WAL	3.28	2.89	2.75	2.55	2.42	2.24	1.97	1.71	1.47	1.27	3.94	3.01	1.66
Principal Window	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Nov08	Jun04 – Apr08	Jun04 – Sep07	Jun04 – Mar09	Jun04 – Mar09	Jun04 – Mar07
Principal # Months	58	58	58	58	58	58	58	54	47	40	58	58	34

LIBOR_1YR	1.610	1.610	1.610	1.610	1.610	1.610	1.610	1.610	1.610	1.610	1.610	1.610	1.610

Assumptions based on collateral comnposition as discussed. Initial Subordination assumed to be 4.50%. Subordination percentage subject to change. Collateral characteristics subject to change.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

SOLD - SUBJECT TO 5.00% VARIANCE